JOHNSON, POPE, BOKOR, RUPPEL & BURNS, LLP
                                 ATTORNEYS AND COUNSELLORS AT LAW

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November 23, 2005
Page 2


                                                         FILE NO. 41287.102070

                                November 23, 2005

Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549

      Re:      eAutoclaims, Inc. - Form S-1

Ladies and Gentlemen:

         Attached for filing is a Form S-1 for eAutoclaims, Inc. ("eAuto"). Pursuant to Rule 429, the prospectus contained within this Registration Statement combines the prospectuses contained in previous Registration Statement Nos. 333-115709 and 333-122975. An appropriate notation on the bottom of the cover page of the Form S-1 is included pursuant to provisions of Rule 429.

         The prospectus is updated pursuant to Section 10(a)(3). The subject prospectus includes all information, which should be required under separate prospectuses. Essentially, the selling shareholder table is combined for the prior two registration statements. An appropriate updating of the financial statements and other information is included within the prospectus. Also, eAuto is registering 9,701,440 additional shares, which were unrelated to the prior two registration statements.

         Please feel free to contact me regarding questions and comments. My telephone number is (727) 461-1818. My email address is mikec@jpfirm.com.

                                                              Very truly yours,



                                                              Michael T. Cronin
MTC/ej/361317
cc:      Eric Seidel